UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     July 30, 2007

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

10 East 40th Street, Suite 3110, New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

(646) 742−1600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2007, the Board of Directors of National Patent Development Corporation (“National Patent”) elected Ira J. Sobotko, who had previously been appointed as Vice President, Finance of National Patent (a non-executive officer position) in April 2007, to serve as Vice President, Finance, Secretary and Treasurer of National Patent and to serve in the capacity of principal financial officer and principal accounting officer of National Patent.  On the same date, the Board of Directors of National Patent determined that, effective immediately, Scott N. Greenberg, who served as Chief Financial Officer, principal financial officer and principal accounting officer of National Patent, would no longer serve in such capacities and would cease to be an officer of National Patent.  Mr. Greenberg will continue to serve as a member of the Board of Directors of National Patent.

Since July 2007, Mr. Sobotko, 50, has served as Senior Vice President, Finance, Secretary and Treasurer of Five Star Products, Inc. (“Five Star”), a 58%-owned subsidiary of National Patent.  From September 2005 through March 2007, Mr. Sobotko served as a financial consultant to various publicly traded companies and emerging technologies companies.  From January 2004 through May 2005, Mr. Sobotko served as Vice President and Chief Financial Officer of Campusfood.com, a web-based network of restaurants for students and local communities.  From August 2000 to January 2004, Mr. Sobotko served as Executive Vice President, Finance at Arrowsight, Inc., a web-based application service provider where Mr. Sobotko has also served as a director since November 2001.  Mr. Sobotko received an MS in Accounting from Binghamton University and a BS from Oneonta State College.

Mr. Sobotko receives an annual salary of $200,000 from National Patent, a portion of which will be reimbursed to National Patent by Five Star based on the amount of time Mr. Sobotko spends working for Five Star.  In connection with his election, Mr. Sobotko was granted options (the “Options”) to purchase 100,000 shares of National Patent common stock (“National Patent Common Stock”) at an exercise price equal to $2.68 per share, the average of the closing bid and asked prices of National Patent Common Stock on July 30, 2007, under the National Patent Development Corporation 2003 Incentive Stock Plan.  Contingent upon Mr. Sobotko’s continued employment with National Patent:

•	options to purchase 33,333 shares of National Patent Common Stock will vest and become exercisable on March 1, 2008;
•	options to purchase 33,333 shares of National Patent Common Stock will vest and become exercisable on March 1, 2009; and
•	options to purchase 33,334 shares of National Patent Common Stock will vest and become exercisable on March 1, 2010.

Upon the occurrence of a change in control of National Patent, all unvested shares shall become fully vested and exercisable.  This summary description is subject to the terms and conditions contained in the stock option agreement that will be filed as an exhibit to National Patent’s report on Form 10-Q for the quarter ended September 30, 2007.

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: August 3, 2007	By:	/s/ JOHN C. BELKNAP
Name John C. Belknap
Title Vice President

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